EXHIBIT 99.1

LHC Group Announces Third Quarter 2018 Financial Results

Affirms Guidance and Expectations for 12% to 15% Adjusted Earnings Accretion from Almost Family Acquisition in 2018

LAFAYETTE, La., Oct. 31, 2018 (GLOBE NEWSWIRE) -- LHC Group, Inc. (NASDAQ: LHCG) announced its financial results for the three and nine months ended September 30, 2018.

Financial Results for the Third Quarter of 2018

  Net service revenue increased 88.0% to $507.0 million compared with $269.7 million in the third quarter of 2017. Net service revenue prior to implicit price concession increased 88.4% to $514.1 million compared with $272.9 million in the third quarter of 2017.
  Net income attributable to LHC Group’s common stockholders was $21.2 million, a 94.7% increase from $10.9 million in the third quarter of 2017. Net income attributable to LHC Group’s common stockholders per diluted share was $0.68, an increase of 11.5% from $0.61 in the third quarter of 2017, on a 72.6% increase in weighted average diluted shares outstanding as well as the effect of costs and expenses described within the adjusted results below.
  Adjusted net income attributable to LHC Group’s common stockholders was $29.5 million, up 156% from $11.5 million in the third quarter of 2017.  Adjusted net income attributable to LHC Group’s common stockholders per diluted share was $0.95, a 48.4% increase from $0.64 in the third quarter of 2017. (1)
  Adjusted results for the third quarter of 2018 exclude transaction and other transition related costs, expenses related to certain closures and relocations and the excess tax benefit due to the exercise of stock options related to the Almost Family acquisition in the aggregate amount of $8.3 million after tax, or $0.27 per diluted share.
  The Company’s Healthcare Innovations segment recorded $3.7 million in revenue related to the Medicare Shared Savings Program for the plan year ended December 31, 2017, in which the Company participates through multiple Accountable Care Organizations (ACO’s). This represents an increase of $1.2 million over the $2.5 million in revenue that was recorded in 2017 for the plan year ended December 31, 2016.

(1) See “Reconciliation of Non-GAAP Measures – Adjusted net income attributable to LHC Group” to GAAP results on page 11.

Operational and Strategic Highlights

  LHC Group quality and patient satisfaction results continue to exceed the national average with 98% of its same store locations having CMS Quality Star ratings of four stars or greater.
  Total growth in home health admissions was 94.1%; organic growth was 9.7%.
  Total growth in home health revenue was 83.4%; organic growth was 9.3%.
  Total growth in hospice admissions was 32.5%; organic growth was 5.1%.
  Our number of ACO’s under Company management for the year ended December 31, 2018 increased to 30 ACO’s covering 460,000 Medicare lives from 16 in 2017 which covered 140,000 Medicare lives.

Commenting on the results, Keith G. Myers, LHC Group’s Chairman and Chief Executive Officer, said, “LHC Group’s strong performance continues to resonate across the industry with growing recognition by hospitals, payors and other stakeholders of the crucial role we play in the homes and communities of the patients and families we are privileged to serve. The organic growth we have generated to date in 2018 demonstrates the fruits of our commitment to quality, efficiency, and clinical outcomes across a national in-home healthcare platform. We have extended this same commitment to pursuing new growth opportunities as well, with the completion of the $800 million acquisition of Almost Family, five new joint ventures, and other select acquisitions in 2018. With such a strong foundation of diversified growth, we expect continued disciplined deployment of capital to accelerate our earnings growth for years to come.

“LHC Group is uniquely positioned to thrive in both the industry’s present environment and in the future as we shift to value-based reimbursement. Our unique positioning is enhanced by a growing number of hospitals and health systems that recognize the inherent value of our business model and our ability to create high-performing post-acute networks for them. The experience we have gained through the ownership of one of the nation’s largest Accountable Care Organization management companies is also a considerable and virtually unmatched asset that increases our appeal to payors, hospitals and other risk-bearing entities.”

Fiscal Year 2018 Guidance
The Company re-affirmed its guidance for fiscal year 2018 issued on May 2, 2018. Net service revenue is expected to be in a range of $1.81 billion to $1.86 billion, and adjusted earnings per diluted share is expected to be in a range of $3.45 to $3.55. The guidance assumes the following:

  The Company expects to achieve a total of $25 million in pre-tax synergies in connection with the Almost Family transaction, with $8 million to $12 million realized in 2018 (of which approximately $6.6 million has been realized through the third quarter of 2018);
  An estimated effective tax rate of 28% to 29%, which reflects the positive impact from passage of the Tax Cuts and Jobs Act of 2017; and
  Weighted average diluted shares of approximately 28.0 million for the full year of 2018.

The Company’s guidance ranges do not take into account the impact of future reimbursement changes, if any, future acquisitions, if made, de novo locations, if opened, location closures, if any, or future legal expenses, if necessary. The adjusted earnings guidance for 2018 is presented on a non-GAAP basis, as it does not include the impact of transaction related costs, integration related expenses or other expenses related to the acquisition of Almost Family or other acquisitions. Given the difficulty in predicting the future amount and timing of these expenses, the Company cannot reasonably provide a full reconciliation of its fiscal year 2018 adjusted earnings per share guidance to GAAP earnings per share.

Commenting on the 2018 outlook, Joshua L. Proffitt, LHC Group’s Chief Financial Officer, added, “We are experiencing an unprecedented year of growth. Our industry leading quality scores combined with our disciplined go-to-market strategies are generating strong same-store admissions growth, and our inorganic growth will continue to be fueled by the benefits from the Almost Family acquisition, contributions from other acquisitions completed in 2018 as well as those currently under consideration in a very robust pipeline. The combination of these different growth levers and the success to date in integrating the Almost Family operations give us the confidence that we will achieve the 12% to 15% adjusted earnings accretion from the Almost Family acquisition in 2018 and continue to experience accelerated revenue and earnings growth well into the future.”

Conference Call
LHC Group will host a conference call on Thursday, November 1, 2018, at 11:00 a.m. Eastern time to discuss its third quarter 2018 results. The toll-free number to call for this interactive teleconference is (866) 393‑1608 (international callers: (973) 890-8327). A telephonic replay of the conference call will be available through midnight on November 8, 2018, by dialing (855) 859‑2056 (international callers: (404) 537-3406) and entering confirmation number 5649718.

A live broadcast of LHC Group’s conference call will be available on the Investor Relations section of the Company’s website, www.LHCgroup.com. A one-year online replay will be available approximately an hour following the conclusion of the live broadcast.

About LHC Group, Inc.
LHC Group, Inc. is a national provider of in-home healthcare services and innovations, providing quality, value-based healthcare to patients primarily within the comfort and privacy of their home or place of residence. LHC Group’s services cover a wide range of healthcare needs for patients and families dealing with illness, injury, or chronic conditions. The company’s 32,000 employees deliver home health, hospice, home and community based services, and facility-based care from more than 780 locations in communities in 36 states. Through its healthcare innovations business, LHC Group drives increased utilization of home healthcare and enhances patient and caregiver engagement. LHC Group is the preferred in-home healthcare partner for 330 leading hospitals around the country.

Forward-looking Statements
This press release contains “forward-looking statements” (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of the Company, or anticipated benefits of the transaction. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “will,” “estimates,” “may,” “could,” “should” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to: our 2018 revenue and earnings guidance, statements about the benefits of the acquisition, including anticipated earnings accretion, synergies and cost savings and the timing thereof; the Company’s plans, objectives, expectations, projections and intentions; and other statements relating to the transaction that are not historical facts. Forward-looking statements are based on information currently available to the Company and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the acquisition, these risks, uncertainties and factors include, but are not limited to: the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on integration-related issues; and the risk that costs associated with the integration of the businesses are higher than anticipated. With respect to the Company’s  businesses, these risks, uncertainties and factors include, but are not limited to: changes in, or failure to comply with, existing government regulations that impact the Company’s businesses; legislative proposals for healthcare reform; the impact of changes in future interpretations of fraud, anti-kickback, or other laws; changes in Medicare and Medicaid reimbursement levels; changes in laws and regulations with respect to Accountable Care Organizations; changes in the marketplace and regulatory environment for Health Risk Assessments; decrease in demand for the Company’s services; the potential impact of the transaction on relationships with customers, joint venture and other partners, competitors, management and other employees, including the loss of significant contracts or reduction in revenues associated with major payor sources; ability of customers to pay for services; risks related to any current or future litigation proceedings; potential audits and investigations by government and regulatory agencies, including the impact of any negative publicity or litigation; the ability to attract new customers and retain existing customers in the manner anticipated; the ability to hire and retain key personnel; increased competition from other entities offering similar services as offered by the  Company; reliance on and integration of information technology systems; ability to protect intellectual property rights; impact of security breaches, cyber-attacks or fraudulent activity on the Company’s reputation; the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the risks associated with the Company’s expansion strategy, the successful integration of recent acquisitions, and if necessary, the ability to relocate or restructure current facilities; and the potential impact of an economic downturn or effects of tax assessments or tax positions taken, risks related to goodwill and other intangible asset impairment, tax adjustments, anticipated tax rates, benefit or retirement plan costs, or other regulatory compliance costs.

Many of these risks, uncertainties and assumptions are beyond the Company’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the Company on the date they are made, and the Company does not undertake any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. The Company does not give any assurance (1) that the Company will achieve its guidance or expectations, or (2) concerning any result or the timing thereof. All subsequent written and oral forward-looking statements concerning the transaction or other matters and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	September 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash	$56,973	$2,849
Receivables:
Patient accounts receivable	258,254	161,898
Other receivables	9,929	3,163
Amounts due from governmental entities	830	830
Total receivables	269,013	165,891
Prepaid income taxes	—	7,006
Prepaid expenses	23,058	13,042
Other current assets	18,139	12,177
Total current assets	367,183	200,965
Property, building and equipment, net of accumulated depreciation of $52,804 and $43,565, respectively	66,315	46,453
Goodwill	1,152,232	392,601
Intangible assets, net of accumulated amortization of $14,789 and $13,041, respectively	301,411	134,610
Assets held for sale	2,850	—
Other assets	20,773	19,073
Total assets	$1,910,764	$793,702
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$63,741	$39,750
Salaries, wages, and benefits payable	113,430	44,747
Self-insurance reserve	33,456	12,450
Income tax payable	877	—
Current portion of long-term debt	12,552	286
Amounts due to governmental entities	4,508	5,019
Total current liabilities	228,564	102,252
Deferred income taxes	25,184	27,466
Income taxes payable	2,596	—
Revolving credit facility	242,000	144,000
Long term notes payable	989	—
Total liabilities	499,333	273,718
Noncontrolling interest — redeemable	14,737	13,393
Stockholders’ equity:
LHC Group, Inc. stockholders’ equity:
Preferred stock – $0.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 60,000,000 and 40,000,000 shares authorized in 2018 and 2017, respectively; 35,632,076 and 22,640,046 shares issued in 2018 and 2017, respectively	356	226
Treasury stock — 4,958,423 and 4,890,504 shares at cost, respectively	(48,968)	(42,249)
Additional paid-in capital	935,158	126,490
Retained earnings	407,423	364,401
Total LHC Group, Inc. stockholders’ equity	1,293,969	448,868
Noncontrolling interest — non-redeemable	102,725	57,723
Total equity	1,396,694	506,591
Total liabilities and equity	$1,910,764	$793,702

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018(1)	2017
Net service revenue	$507,043	$269,678	$1,300,121	$771,462
Cost of service revenue	322,196	172,856	831,818	488,384
Gross margin	184,847	96,822	468,303	283,078
General and administrative expenses	149,917	75,492	391,940	221,054
Operating income	34,930	21,330	76,363	62,024
Interest expense	(3,264)	(995)	(7,916)	(2,615)
Income before income taxes and noncontrolling interest	31,666	20,335	68,447	59,409
Income tax expense	6,685	7,445	14,832	20,410
Net income	24,981	12,890	53,615	38,999
Less net income attributable to noncontrolling interests	3,751	1,984	10,593	7,321
Net income attributable to LHC Group, Inc.’s common stockholders	$21,230	$10,906	$43,022	$31,678
Earnings per share attributable to LHC Group, Inc.'s common stockholders:
Basic	$0.69	$0.61	$1.63	$1.79
Diluted	$0.68	$0.61	$1.61	$1.77
Weighted average shares outstanding:
Basic	30,750,227	17,740,818	26,393,337	17,704,561
Diluted	31,083,815	18,010,522	26,640,774	17,931,700

(1) Certain acquired employee salaries that were previously classified in costs of service revenue for the second quarter of 2018 were reclassified into general and administrative expenses for the three and nine months ended September 30, 2018 to align with the Company’s historical presentation of such job functions as employee roles were clarified during the payroll integration process.

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Operating activities:
Net income	$53,615	$38,999
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	11,986	9,680
Stock-based compensation expense	7,336	4,522
Deferred income taxes	2,915	6,245
(Loss) gain on disposal of assets	4	(23)
Impairment of intangibles and other	1,123	81
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(5,693)	(11,331)
Prepaid expenses and other assets	(7,489)	(3,859)
Prepaid income taxes	9,710	(4,879)
Accounts payable and accrued expenses	13,862	26,038
Income taxes payable	(313)	(3,499)
Net amounts due to/from governmental entities	(722)	(279)
Net cash provided by operating activities	86,334	61,695
Investing activities:
Purchases of property, building and equipment	(18,889)	(7,944)
Cash acquired from business combination, net of cash paid	9,070	(61,247)
Net cash used in investing activities	(9,819)	(69,191)
Financing activities:
Proceeds from line of credit	292,084	63,000
Payments on line of credit	(300,884)	(31,000)
Proceeds from employee stock purchase plan	1,015	776
Payments on debt	(196)	(192)
Payments on deferred financing fees	(1,881)	—
Noncontrolling interest distributions	(8,720)	(8,406)
Withholding taxes paid on stock-based compensation	(6,719)	(3,091)
Purchase of additional controlling interest	(412)	(184)
Sale of noncontrolling interest	3,322	251
Net cash (used in) provided by financing activities	(22,391)	21,154
Change in cash	54,124	13,658
Cash at beginning of period	2,849	3,264
Cash at end of period	$56,973	$16,922
Supplemental disclosures of cash flow information:
Interest paid	$6,127	$2,694
Income taxes paid	$2,929	$22,376

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30, 2018
	Home health services	Hospice services	Home and community- based services	Facility- based services	HCI	Total
Net service revenue	$360,000	$52,962	$52,773	$27,891	$13,417	$507,043
Cost of service revenue	222,765	34,540	39,860	20,146	4,885	322,196
General and administrative expenses	105,457	14,685	12,922	9,823	7,030	149,917
Operating income (loss)	31,778	3,737	(9)	(2,078)	1,502	34,930
Interest expense	(2,284)	(491)	(163)	(163)	(163)	(3,264)
Income (loss) before income taxes and noncontrolling interest	29,494	3,246	(172)	(2,241)	1,339	31,666
Income tax expense (benefit)	6,209	774	(74)	(541)	317	6,685
Net income (loss)	23,285	2,472	(98)	(1,700)	1,022	24,981
Less net income (loss) attributable to noncontrolling interests	3,425	386	(87)	27	—	3,751
Net income (loss) attributable to LHC Group, Inc.’s common stockholders	$19,860	$2,086	$(11)	$(1,727)	$1,022	$21,230
Total assets	$1,316,792	$203,921	$246,963	$61,089	$81,999	$1,910,764

	Three Months Ended September 30, 2017
	Home health services	Hospice services	Home and community- based services	Facility- based services	HCI	Total
Net service revenue	$196,317	$41,057	$12,116	$20,188	$—	$269,678
Cost of service revenue	123,204	27,441	8,971	13,240	—	172,856
General and administrative expenses	56,000	11,276	2,387	5,829	—	75,492
Operating income	17,113	2,340	758	1,119	—	21,330
Interest expense	(746)	(149)	(50)	(50)	—	(995)
Income before income taxes and noncontrolling interest	16,367	2,191	708	1,069	—	20,335
Income tax expense	5,703	931	338	473	—	7,445
Net income	10,664	1,260	370	596	—	12,890
Less net income (loss) attributable to noncontrolling interests	1,759	273	(21)	(27)	—	1,984
Net income attributable to LHC Group, Inc.’s common stockholders	$8,905	$987	$391	$623	$—	$10,906
Total assets	$515,562	$156,296	$44,621	$48,574	$—	$765,053

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30, 2018
	Home health services	Hospice services	Home and community- based services	Facility- based services	HCI	Total
Net service revenue	$924,463	$146,142	$119,617	$86,345	$23,554	$1,300,121
Cost of service revenue	576,416	95,557	90,331	59,102	10,412	831,818
General and administrative expenses	277,711	43,090	28,664	30,058	12,417	391,940
Operating income	70,336	7,495	622	(2,815)	725	76,363
Interest expense	(5,627)	(1,181)	(393)	(395)	(320)	(7,916)
Income (loss) before income taxes and noncontrolling interest	64,709	6,314	229	(3,210)	405	68,447
Income tax expense (benefit)	14,022	1,368	50	(695)	87	14,832
Net income (loss)	50,687	4,946	179	(2,515)	318	53,615
Less net income (loss) attributable to noncontrolling interests	9,472	1,215	(157)	129	(66)	10,593
Net income (loss) attributable to LHC Group, Inc.’s common stockholders	$41,215	$3,731	$336	$(2,644)	$384	$43,022

	Nine Months Ended September 30, 2017
	Home health services	Hospice services	Home and community- based services	Facility- based services	HCI	Total
Net service revenue	$569,384	$114,856	$33,403	$53,819	$—	$771,462
Cost of service revenue	352,896	75,187	24,905	35,396	—	488,384
General and administrative expenses	165,192	32,425	6,957	16,480	—	221,054
Operating income	51,296	7,244	1,541	1,943	—	62,024
Interest expense	(1,961)	(393)	(130)	(131)	—	(2,615)
Income before income taxes and noncontrolling interest	49,335	6,851	1,411	1,812	—	59,409
Income tax expense	16,712	2,439	602	657	—	20,410
Net income	32,623	4,412	809	1,155	—	38,999
Less net income (loss) attributable to noncontrolling interests	6,053	1,038	(7)	237	—	7,321
Net income attributable to LHC Group, Inc.’s common stockholders	$26,570	$3,374	$816	$918	$—	$31,678

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Key Data:
Home-Health Services:
Locations	565	320	565	320
Acquired	2	8	256	40
De novo	–	–	–	–
Divested/Consolidated	(5)	(2)	(10)	(5)
Total new admissions	92,643	47,727	239,671	142,448
Medicare new admissions	57,118	29,848	149,158	89,432
Average daily census	75,479	43,239	76,080	42,677
Average Medicare daily census	49,948	29,511	50,768	29,374
Medicare completed and billed episodes	90,536	54,003	241,226	158,762
Average Medicare case mix for completed and billed Medicare episodes	1.10	1.10	1.10	1.09
Average reimbursement per completed and billed Medicare episodes	$2,968	$2,797	$2,929	$2,765
Total visits	2,471,979	1,429,024	6,472,307	4,208,020
Total Medicare visits	1,662,610	981,756	4,375,408	2,912,092
Average visits per completed and billed Medicare episodes	18.4	18.3	18.1	18.3
Organic growth:(1)
Net revenue	9.3%	10.3%	9.1%	10.3%
Net Medicare revenue	4.6%	4.9%	4.8%	5.6%
Total new admissions	9.7%	6.2%	7.9%	9.7%
Medicare new admissions	4.6%	1.7%	4.9%	5.5%
Average daily census	2.9%	3.7%	2.8%	4.0%
Average Medicare daily census	-0.9%	-1.2%	-0.9%	-0.7%
Medicare completed and billed episodes	0.7%	2.0%	1.0%	1.2%

Home and Community-Based Services:
Locations	80	12	80	12
Acquired	–	1	64	1
De novo	–	–	4	–
Divested/Consolidated	–	–	–	–
Average daily census	14,455	1,933	14,511	1,785
Billable hours	2,284,980	421,629	4,991,594	1,174,409
Revenue per billable hour	$23.41	$28.81	$24.35	$28.79

Hospice-Based Services:
Locations	104	92	104	92
Acquired	1	6	16	27
De novo	–	–	–	–
Divested/Consolidated	(3)	(1)	(3)	(1)
Admissions	4,557	3,438	13,139	9,714
Average daily census	3,804	3,109	3,540	2,987
Patient days	346,153	286,002	962,839	815,361
Average revenue per patient day	$155	$144	$154	$143

Facility-Based Services:
Long-term Acute Care
Locations	12	15	12	15
Acquired	–	6	–	6
Divested/Consolidated	–	–	(2)	–
Patient days	21,617	14,642	62,654	41,449
Average revenue per patient day	$1,183	$1,248	$1,300	$1,143
Occupancy rate	76.6%	68.3%	74.3%	74.8%

 (1) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.

LHC GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF REVENUE AFTER ADOPTION OF ASU 2014-09
(Amounts in thousands, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net Service Revenue, pre-adoption	$514,118	$272,872	$1,319,840	$779,700
Less: Implicit price concession (1)	7,075	3,194	19,719	8,238
Net Service Revenue, post-adoption	$507,043	$269,678	$1,300,121	$771,462

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC.
(Amounts in thousands, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income attributable to LHC Group, Inc.’s common stockholders	$21,230	$10,906	$43,022	$31,678
Add (net of tax):
AFAM and other acquisition expenses (2)	7,118	─	19,289	─
Closures/relocations (3)	2,335	129	4,799	129
Excess tax benefit (4)	(1,200)	─	(1,200)	─
Income tax effect of adjustments to income (5)	─	─	689	─
CHRISTUS Health JV costs	─	483	─	483
Adjusted net income attributable to LHC Group, Inc.’s common stockholders	$29,483	$11,518	$66,599	$32,290

RECONCILIATION OF ADJUSTED NET INCOME
ATTRIBUTABLE TO LHC GROUP, INC. PER DILUTED SHARE
 (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income attributable to LHC Group, Inc.’s common stockholders	$0.68	$0.61	$1.61	$1.77
Add (net of tax):
AFAM and other acquisition expenses (2)	0.23	─	0.72	─
Closures/relocations (3)	0.08	0.01	0.18	0.01
Excess tax benefit (4)	(0.04)	─	(0.05)	─
Income tax effect of adjustments to income (5)	─	─	0.03	─
CHRISTUS Health JV costs	─	0.02	─	0.02
Adjusted net income attributable to LHC Group, Inc.’s common stockholders	$0.95	$0.64	$2.49	$1.80

(1) All amounts previously classified as provision for bad debts are now classified as implicit price concessions in determining the transaction price of the Company's net service revenue.
(2) Transition and integration costs associated with the acquisition of Almost Family ($9.9 million pre-tax in the three months ended September 30, 2018 and $27.1 million in the nine months ended September 30, 2018).
(3) Expenses associated with the closure or consolidation of two home health agencies, three hospice agencies and two hospice inpatient units along with costs associated with the relocation of two long-term acute care hospitals. ($3.3 million pre-tax in the three months ended September 30, 2018 and $6.8 million in the nine months ended September 30, 2018)
(4) Tax benefit due to the exercise of stock options related to the Almost Family acquisition.
(5) The year-to-date effective tax rate was 25.6% as excess tax benefits exceeded the impact of certain deal and transaction costs that are not deductible related to the acquisitions. We continue to anticipate a normalized effective tax rate of 28% to 29% and have used that tax rate in the presentation of adjusted net income attributable to LHC Group and adjusted net income attributable to LHC Group per diluted share.

We have included certain financial measures in this press release, including adjusted net income attributable to LHC Group and adjusted net income attributable to LHC Group per diluted share, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define adjusted net income attributable to LHC Group as net income attributable to LHC Group adjusted for the AFAM acquisition and other closure costs. We define adjusted net income attributable to LHC Group per diluted share as net income attributable to LHC Group adjusted for the AFAM acquisition and other closure costs divided by weighted average diluted shares outstanding.

Adjusted net income attributable to LHC Group and adjusted net income attributable to LHC Group per diluted share are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). Adjusted net income attributable to LHC Group and adjusted net income attributable to LHC Group per diluted share are not measures of our financial performance under GAAP and should not be considered as alternatives to net income attributable to LHC Group, net income attributable to LHC Group per diluted share or any other performance measures derived in accordance with GAAP. Our measurements of adjusted net income attributable to LHC Group and adjusted net income attributable to LHC Group per diluted share may not be comparable to similarly titled measures of other companies. We have included information concerning adjusted net income attributable to LHC Group and adjusted net income attributable to LHC Group per diluted share in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present adjusted net income and adjusted net income per diluted share when reporting their results. Our presentation of adjusted net income attributable to LHC Group and adjusted net income attributable to LHC Group per diluted share should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Contact:    Eric Elliott
                  Senior Vice President of Finance
                  (337) 233-1307
                  eric.elliott@lhcgroup.com